Exhibit 10.1
January 1, 2006
Mr. Gregory J. Osborne
President and Chief Operating Officer
John D. Oil and Gas Company
8500 Station Street, Suite 100
Mentor, OH 44060
Dear Mr. Osborne:
     This letter agreement (“Agreement”) will confirm our agreement regarding the oil and gas well transfers as follows:
1.	Great Plains Exploration, LLC (“Great Plains”) has entered into certain oil and gas leases set forth on the attached Exhibit A (“Lease” or “Leases”). John D. Oil and Gas Company (“John D. Oil”) wishes to acquire and Great Plains wishes to transfer its interest as the lessee under the Leases, including its interest in any tangible equipment pertaining to any wells on the leased property.

2.	Great Plains represents that it has the full right pursuant to the Leases to sell, transfer, convey and assign its interest in the Leases.

3.	John D. Oil agrees to assume, observe, and perform all of the terms, covenants, and conditions to be observed or performed by the lessee under the Leases.

4.	John D. Oil shall pay Great Plains $177,477.28 for and in consideration of Great Plains’ assignment of the Leases and transfer of the oil and gas wells:

5.	Upon payment of the Consideration, Great Plains, as assignor, and John D. Oil, as assignee, shall execute an assignment and assumption of oil and gas lease for each Lease effective as of the date of this Agreement.

6.	Great Plains shall file all necessary forms with the State of Ohio to transfer ownership of the oil and gas wells on the leased properties.

7.	This Agreement contains the entire understanding between Great Plains and John D. Oil with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be modified, amended, changed, waived, discharged or terminated orally.

8.	This Agreement shall be effective as of the date hereof and governed in accordance with the laws of the State of Ohio.
If the foregoing terms are acceptable, please acknowledge your agreement to be bound by the terms hereof by signing a copy of this Agreement and returning it to the undersigned.

Very truly yours,

GREAT PLAINS EXPLORATION, LLC

By:	/s/ Richard M. Osborne

Name: Richard M. Osborne
Its: Managing Member

Agreed and Accepted:

JOHN D. OIL AND GAS COMPANY

By:	/s/ Gregory J. Osborne

Gregory J. Osborne
President and Chief Operating Officer

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